Exhibit 99.n

ABERDEEN FUNDS

RULE 18f-3 PLAN

Effective December 12, 2007

As most recently amended on June 5, 2012

WHEREAS, Aberdeen Funds, a Delaware statutory trust (the “Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the following have been designated as the series and classes of the Trust:

Series	Classes

Aberdeen China Opportunities Fund	A, C, R, Institutional, Institutional Service
Aberdeen Global Natural Resources Fund	A, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Defensive	A, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Growth	A, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate	A, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate Growth	A, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Specialty	A, C, R, Institutional, Institutional Service
Aberdeen Small Cap Fund	A, C, R, Institutional, Institutional Service
Aberdeen Tax-Free Income Fund	A, C, D
Aberdeen Equity Long-Short Fund	A, C, R, Institutional, Institutional Service
Aberdeen Global Equity Fund	A, C, R, Institutional, Institutional Service
Aberdeen Core Fixed Income Fund	A, C, R, Institutional, Institutional Service
Aberdeen Core Plus Income Fund	A, C, R, Institutional, Institutional Service
Aberdeen Asia Bond Fund (formerly, Aberdeen Asia Bond Institutional Fund)	A, C, R, Institutional, Institutional Service A, C, R, Institutional, Institutional Service
Aberdeen Global Fixed Income Fund	A, C, R, Institutional, Institutional Service
Aberdeen Global Small Cap Fund	A, C, R, Institutional, Institutional Service
Aberdeen International Equity Fund	A, C, R, Institutional, Institutional Service
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	A, C, R, Institutional, Institutional Service A, C, R, Institutional, Institutional Service
Aberdeen Asia-Pacific (ex-Japan) Equity Fund (formerly, Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund)	A, C, R, Institutional, Institutional Service
Aberdeen Global High Yield Bond Fund	A, C, R, Institutional, Institutional Service
Aberdeen Emerging Markets Debt Local Currency Fund	A, C, R, Institutional, Institutional Service
Aberdeen Ultra-Short Duration Bond Fund	A, C, R, Institutional, Institutional Service
Aberdeen Asia-Pacific Smaller Companies Fund	A, C, R, Institutional, Institutional Service
Aberdeen U.S. Equity Fund	A, C, R, Institutional, Institutional Service

(formerly, Aberdeen U.S. Equity I Fund)
Aberdeen U.S. Equity II Fund	A, C, R, Institutional, Institutional Service
Aberdeen U.S. High Yield Bond Fund	A, C, R, Institutional, Institutional Service
Aberdeen Emerging Markets Debt Fund	A, C, R, Institutional, Institutional Service

WHEREAS, Aberdeen Asset Management Inc. (“AAMI”) serves as investment adviser for each of the series;

WHEREAS, Aberdeen Fund Distributors LLC (“AFD”) serves as principal underwriter, AAMI serves as fund administrator and Boston Financial Data Services, Inc. (“BFDS”) serves as transfer agent for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan (“12b-1 Plan”) under Rule 12b-1 of the 1940 Act providing for:

(1)                      in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets (distribution or service fee);

(2)                      in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum is considered a service fee;

(3)                      in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets, of which 0.25% may be either a distribution or a service fee;

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1)                      in the case of Class A, Class D, Class R and Institutional Service Class shares of the Funds, fees of not more than 0.25% per annum of average net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust, as described in its prospectuses, to offer eligible investors the option of purchasing shares of its series with the following features (not all series offer each option):

(1)                      with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge (“CDSC”) may be applicable for purchases sold without a sales charge and for which a finder’s fee is paid (the “Class A shares of the Funds”);

(2)                      without a front-end sales load, but subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers), and providing for a 12b-1 fee but not providing for an administrative services fee (the “Class C shares of the Funds”);

(4)                      with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) but not subject to a CDSC, and providing for an administrative services fee, but not providing for a 12b-1 fee (the “Class D shares of the Aberdeen Tax-Free Income Fund”);

(5)                      without a front-end sales load, CDSC or 12b-1 fee, but providing for an administrative services fee (the “Institutional Service Class shares of the Funds”);

(6)                      without a front-end sales load, CDSC, 12b-1 fee, or administrative service fee (the “Institutional Class shares of the Funds”);

(7)                      without a front-end  sales load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the “Class R shares of the Funds”);

WHEREAS, redemption fees will be charged by all classes of the Aberdeen China Opportunities Fund, Aberdeen Global Natural Resources Fund, Aberdeen Small Cap Fund, Aberdeen Tax-Free Income Fund, Aberdeen Equity Long-Short Fund, Aberdeen Global Equity Fund, Aberdeen Core Fixed Income Fund, Aberdeen Core Plus Income Fund, Aberdeen Asia Bond Fund, Aberdeen Global Fixed Income Fund, Aberdeen Global Small Cap Fund, Aberdeen International Equity Fund, Aberdeen Emerging Markets Fund, Aberdeen Asia-Pacific (ex-Japan) Equity Fund, Aberdeen Global High Yield Bond Fund, Aberdeen Emerging Markets Debt Local Currency Fund, Aberdeen Asia-Pacific Smaller Companies Fund, Aberdeen U.S. Equity Fund, Aberdeen U.S. Equity II Fund, Aberdeen U.S. High Yield Bond Fund and Aberdeen Emerging Markets Debt Fund.  These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission, and the structure of these fees will be stated in each applicable Fund’s prospectus;

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1.               Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below.  The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of  administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class;  and (viii) shareholder meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations.  Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2.               Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof.  All such expenses will be allocated among series based upon the relative aggregate net assets of such series.  Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the series if such series does not declare daily dividends and if the series does declare daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii)).  Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3.               To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust.  Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

5.               Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

6.               Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the Financial Industry Regulatory Authority.

7.               The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust’s Trustees, including a majority of the Board members who are not interested persons of the Trust.

8.               Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust’s Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.